Exhibit 5.1

May 22, 2026

Flux Power Holdings, Inc.

2685 S. Melrose Drive,

Vista, California 92081

Re:	Flux Power Holdings, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as Nevada counsel to Flux Power Holdings, Inc., a Nevada corporation (the “Company”) in connection with the filing by the Company of a registration statement on Form S-1 (including the preliminary prospectus which is a part thereof (the “Registration Statement”)), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), which relates to the offer and sale from time to time by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to an aggregate of 38,461,538 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

We have examined originals, or copies certified to our satisfaction, of (i) the Registration Statement, (ii) the Common Stock Purchase Agreement, dated May 15, 2026, pursuant to which the Company may issue and sell the Shares to the Selling Stockholder (the “Purchase Agreement”), (iii) the Second Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”), (iv) the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”), and (v) such other corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary as a basis for the opinions hereinafter expressed. The agreements, documents, certificates and instruments identified in (i) through (v) above are referred to herein as the “Documents.” In our examination we have assumed (a) the genuineness of all signatures on the Documents, (b) the legal capacity of natural persons executing the Documents, (c) the authenticity of all Documents submitted to us as originals, (d) the conformity with the original Documents of all Documents submitted to us as copies and the authenticity of the originals of such latter Documents, (e) that the parties to the Documents, other than the Company, had the power, corporate or otherwise, to enter into and perform all obligations thereunder, (f) other than with respect to the Company, the due authorization by all requisite action, corporate or other, of the Documents, (g) the execution, delivery, and performance by all parties of the Documents; and (h) that all Documents are valid, binding, and enforceable against the parties thereto. We have also assumed if any Shares are issued in certificated form, stock certificates evidencing such Shares, in the form of the specimen stock certificate provided to us, will be duly executed and delivered by the authorized officers of the Company and will have been duly countersigned by the Company’s transfer agent and registrar and duly registered on the books and records of the Company by the transfer agent and registrar of the Common Stock, or if issued in uncertificated form, valid book-entry notations will be been made and duly registered on the books and records of the Company by the transfer agent and registrar, in each case, in the name or on behalf of the holders of such shares of Common Stock and in accordance with the provisions of the Articles of Incorporation and Bylaws, each as amended and then in effect.

As to various questions of fact material to the opinions set forth herein, we have relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement and the Purchase Agreement. Additionally, we have assumed that the Registration Statement, and any amendments thereto, will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement.

We have further assumed that: (i) the Registration Statement and any amendments thereto, the final prospectus and any prospectus supplement thereto, will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement, the final prospectus and any prospectus supplement; and (ii) the Company’s business is as set forth in the Registration Statement under the heading “Our Business.”

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized and when the Shares are issued and delivered against payment of the consideration therefore in accordance with the terms and conditions of the Purchase Agreement, such Shares will be validly issued, fully paid and non-assessable.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is furnished to you in connection with the above-described Registration Statement and is not to be used, circulated, quoted from or otherwise relied on for any other purpose.

Sincerely,

/s/ McDONALD CARANO LLP

McDONALD CARANO LLP